UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): November 9, 2017

Merion, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9550 Flair Dr, Suite 308, El Monte CA	91731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (626) 448-3737

None

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2017, Merion, Inc. (the “Company”) entered into a Planning and Establishing Services Agreement (the “Agreement”) with Fuzhou Wingo Brand Management LTD., a company incorporated in China (the “Consultant”), pursuant to which the Company engaged the Consultant to provide certain research and strategic planning services and to introduce investors to the Company (the “Services”). As compensation for the Services, the Company agreed to pay the Consultant RMB 50,000 (approximately $7,541) and issue to the Consultant 500,000 shares of its common stock, par value $0.001 (the “Shares”), in two installments. The first installment of 200,000 Shares shall be issued within twenty (20) days of the delivery of a report and investment strategy to the Company, and the second installment of 300,000 Shares shall be delivered following the completion of an investment of at least $3,000,000 in proceeds to the Company. The term of the Agreement is three months and can be extended for an additional one-month period.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Planning and Establishing Services Agreement by and between Merion, Inc. and Fuzhou Wingo Brand Management LTD., dated November 9, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merion, Inc.

Dated: November 14, 2017	By:	/s/ Ding Hua Wang
Ding Hua Wang
President, Chief Executive Officer and Chief Financial Officer

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